UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 6, 2018, James E. Brancheau, notified the board of directors (the “Board”) of Altair Engineering Inc. (the “Company”) that he will resign as a member of the Board, effective December 31, 2018, for personal reasons.

Appointment of New Director

Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, on November 6, 2018, the Board appointed Brett Chouinard, age 53, to serve as a director, effective December 31, 2018, to fill the vacant director position that will be created by the resignation of Mr. Brancheau. Mr. Chouinard will hold this position until the 2021 annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. Chouinard will join the Company’s newly-formed Technology Committee, comprised of Mary Boyce (Chairperson), Jan Kowal and, until December 31, 2018, James Brancheau. The Technology Committee was created to assist the Company with the evaluation, implementation and utilization of technology.

Brett Chouinard has served as the Company’s President since January 1, 2018. He is also the Company’s Chief Operating Officer, a position he has held since January 2010. Prior to his role as the Company’s Chief Operating Officer, Mr. Chouinard served in various roles with Altair since 1994. Prior to joining Altair, Mr. Chouinard worked as an engineer at GE Aircraft, a subsidiary of General Electric, Inc. specializing in aircraft engines. Mr. Chouinard holds a bachelor’s degree in mechanical engineering from Michigan Technological University and a master’s degree in mechanical engineering from the University of Cincinnati. The Company believes Mr. Chouinard is qualified to serve on the Board because of his substantial leadership experience, his engineering expertise and his deep understanding of the technology, culture and operations of Altair.

The Company has entered into an indemnification agreement with Mr. Chouinard on the Company’s standard form of indemnification agreement, a copy of which was previously filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: November 13, 2018	By:	/s/ Howard Morof
Name: Howard Morof
Title: Chief Financial Officer